UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 19, 2007

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18706 (Commission File Number)	95-3086563 (IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania (Address of Principal Executive Offices)		15055 (Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
     On July 23, 2007, Black Box Corporation (“Black Box” or the “Company”) filed amended Quarterly Reports on Form 10-Q/A for its fiscal quarters ended July 1, 2006 and September 30, 2006, as well as its delinquent Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006.
     In addition, Black Box reported that it has received a letter, dated July 19, 2007, stating that the Nasdaq Listing Qualifications Panel responsible for this matter (the “Panel”) had granted the Company’s request for continued listing of its common stock, subject to the Company filing, on or before August 13, 2007, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and any required restatements (the “Form 10-K”).
     The Company further reported that it was informed, by letter dated July 23, 2007, that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) had, on its own motion pursuant to its discretionary authority, called for review the decision of the Panel set forth in the July 19, 2007 letter discussed above. The Listing Council’s letter further states that the Listing Council has determined to stay any delisting of the Company’s common stock at this time pending further action by the Listing Council. The Company’s submission to the Listing Council is due on or before September 28, 2007.
     Notwithstanding the Listing Council’s stay of delisting, the Company expects to file its Form 10-K on or about August 13, 2007, although the timing of such filing is subject to a number of risks and uncertainties, including the timing and final outcome of the ongoing review of the Company’s stock option practices and the related Securities and Exchange Commission investigation, as well as the timing and completion of the audit of the Company’s financial statements as of and for the fiscal year ended March 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: July 23, 2007	By:	/s/ Michael McAndrew
Michael McAndrew
Chief Financial Officer, Treasurer and Principal Accounting Officer

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